Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir Yaniv

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman
Eran Lempert
Ofir Levy

Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman
Eyal Aichel

Roy Masuri
Avi Anouchi

Sivan Gilron Dotan
Tomer Bar-Nathan

Edan Regev

Gitit Ramot-Adler

Guy Kortany

Goor Koren
Roey Sasson

Nir Rodnizky

Michal Sagmon

Hila Rot
Eran Kadosh

Neta Goshen

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Alona Toledano
Yuval Shamir

Lihi Katzenelson
Inbar Hakimian-Nahari

Naama Hod
Raffi Brown
Shahar Uziely

Yehudit Biton

Omri Schnaider

Michal Zeituny Taub

Rinat Michael

Adi Attar

Amos Oseasohn

Ofir Paz

Adi Daniel

Dafna Shaham

Miriam Friedmann

Roni Osborne

Noam Shochat
Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Itamar Cohen

Shai Margalit

Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Rachel Lerman

Ravid Saar

Sophie Blackston

Elad Morgenstern
Ron Ashkenazi

Carmel Nudler

Yehonatan Cohen

David Shmulevitz

Aaron Shaw
Guy Ziv-Shalom

Lior Cohen Goldstein Shiri Vilkin
Asaf tenenbaum
Liad Kalderon

Nataly Margalit

Shiran Glitman

Dani Weissberg

Lareine Khoury

Nohar Hadar

Nitzan Kahana

Tali Har-Oz

Tal Alon

Mor Ido
Nechemia Englman

Tomer Tako
Natalie Korenfeld
Moshe Pasker

Nitzan Fisher Conforti

Victoria Savu
Derora Tropp
Hila Amiel

Chaim Cohen

Michal Mor

Shine Meron

Galit Frank

Elad Peleg

Maytal Spivak

Avraham Schoen

Elan Loshinsky

Josh Hauser

Eitan Cohen

Dror Kanarik Sarig

Royi Heilig

Carmel Bareket
Yifat Hovev

Maor Alev

Vered Glaubach

Yair Taitelbaum

Regina Pevzner
Maor Layani

Areen Nashef
Ido Zahavi

Guy Yarom

Hillel Segal

Yonatan Grinstein

Tom Kuper
Moran Shachar

Daniel Rosenbaum
Avital Salzman

Rotem Cohen

Idan Adar

Shahar Iluz

Itay Ashkenazi

Roei Brizel

Ido Sella
Evyatar Katz
Hadil Nassif Khawand
Maayan Malka Rublin

Ran Aziel

Stav Orenstein

Charleen Moerdler
Avia Ickovics

Amira Brizel

Lior Hochshtadt

Ofek Sinai

Shmuel Ofen

Or Perel

Uri Galatt

Maya Haran
Avishai Oberman
Elior Goldenberg
Eyal Safrai

Yuval Dekel
Adina Mirchin

Shira Eidelman

Amiram Zano

Dana Kleiman

Basel Sader

Sapir Shimoni

Leah Grumet
Tal Segev
Yehuda Attar
Moshe Abraham

Avichai Isaschar

Yitzy Rizel

Gidon Weinstock Of Counsel

Roy Keidar Of Counsel

Tamar Tavory Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | February 23, 2022

Cyren Ltd.

10 Ha-Menofim St., 5th Floor

Herzliya, 4672561

Israel

Dear Sir/Madam,

Re: Cyren Ltd.

We have acted as special counsel to Cyren Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company in a private offering (the “Offering”) of 760,757 ordinary shares of the Company par value ILS 3.0 per share (the “Ordinary Shares” and, such number of Ordinary Shares issued and sold in the Offering, the “Offered Shares”), warrants (the “Ordinary Warrants”) to purchase 3,129,075 Ordinary Shares of the Company (the “Ordinary Warrant Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,368,318 Ordinary Shares of the Company (the “Pre-Funded Warrant Shares”), as contemplated by the securities purchase agreements, dated as of February 10, 2022, by and among the Company and the Investors (as defined therein) (the “SPA”). The Company has also entered into that certain letter agreement, dated as of February 6, 2022 (the “Engagement Letter” and together with the SPA, the “Agreements”), by and between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the Offering and the Company has agreed to issue to the Placement Agent (or its designees) warrants (the “Engagement Letter Warrants” and together with the Ordinary Warrants and the Pre-Funded Warrants, the “Warrants”) to purchase up to 187,745 Ordinary Shares (the “Engagement Letter Warrant Shares,” and together with the Ordinary Warrant Shares, Pre-Funded Warrant Shares, the “Warrant Shares”).

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il

As counsel to the Company in Israel, we have examined copies of the Agreements, the Amended and Restated Articles of Association of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based on the foregoing, we advise you that in our opinion (i) the Ordinary Shares are duly authorized, legally issued, fully-paid and non-assessable, and (ii) the Warrant Shares are duly authorized and when issued in accordance with the terms of the Warrants, will be legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 filed today with the United States Securities and Exchange Commission (the “Registration Statement”), and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il